Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme of Cellect Biotechnology Ltd of our report dated March 22, 2017, with respect to the financial statements of Cellect Biotechnology Ltd. for the year ended December 31, 2016, included in its report on Form 20-F, filed with the Securities Exchange Commission on March 23, 2017.

/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
August 17, 2017	A Member of Ernst & Young Global